HomeStreet to Purchase Two Branches from AmericanWest Bank

SEATTLE - July 9, 2013 - HomeStreet, Inc. (“the Company”) (NASDAQ:HMST) today announced the execution of a definitive agreement for HomeStreet Bank to purchase two AmericanWest Bank branches in Western Washington. The transaction is subject to regulatory approval and is expected to close in the third quarter of 2013.

The two branches being acquired by HomeStreet Bank are located in:

•	Bainbridge Island - 921 Hildebrand Lane, Bainbridge Island (Kitsap County)

•	West Seattle - 4022 SW Alaska Street, Seattle (King County)

As of June 30, 2013, the deposits are approximately $36.50 million for the two branches combined. Additionally, HomeStreet is acquiring loans with these two branches totaling approximately $2.15 million as of June 30, 2013. The transaction increases the number of HomeStreet's retail deposit branches to 19 in the Puget Sound region of Washington and 25 overall. The net cash received will be used to reduce the balance of HomeStreet's outstanding short-term borrowings.

“These are both very good locations for us and expedite the process of increasing the density of our retail deposit branch network in our core market area without the time and expense of de novo branches,” said HomeStreet Bank President, CEO and Chairman Mark K. Mason. “We are working closely with our colleagues at AmericanWest Bank to create a smooth transition for the customers and employees of these two branches.”

The Bainbridge Island and West Seattle locations will continue to operate as AmericanWest Bank branches until the transaction is completed. Upon closing, the two branches will become part of HomeStreet Bank.

Forward-Looking Statements

This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. In particular, statements about the timing and likelihood of the consummation of the acquisitions and the successful integration of their employees and customers are forward looking in nature. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond HomeStreet's control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Among other things, our ability to obtain regulatory approval and our ability to retain the assets and customers related to these branch acquisitions, and our ability to realize the benefits expected from these transactions, may be limited due to future risks and uncertainties including, but not limited to, changes in general economic conditions that impact our markets and our business, actions by the

Federal Reserve affecting monetary and fiscal policy, regulatory and legislative actions that may constrain our ability to do business, and the competitive environment. A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives more generally is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.

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About HomeStreet, Inc.
HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington, and the holding company for HomeStreet Bank, a state-chartered, FDIC-insured savings bank. HomeStreet Bank offers consumer and business banking, investment and insurance products and services in Washington, Oregon, Idaho, Hawaii and California. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.

About AmericanWest Bank
AmericanWest Bank is a business-focused community bank offering commercial and small business banking, mortgage lending, treasury management products as well as a full line of consumer products and services. Founded in 1974 and based in Spokane, Washington, AmericanWest has $3.8 billion in assets and more than 100 locations in California, Washington, Oregon, Utah and Idaho. http://www.awbank.net.

HomeStreet, Inc.
Terri Silver, VP, Investor Relations & Corporate Communications
206-389-6303
terri.silver@homestreet.com
http://ir.homestreet.com

Source: HomeStreet, Inc.